April 20, 2020

Dear Fellow BNL Stockholders & Unitholders,

As we are all focused on the current COVID-19 pandemic and the associated impacts on the Broadstone team and our tenants, shareholders, and other stakeholders, we wanted to provide you with an update on our operations and certain other matters. Despite the current uncertainty we are all experiencing personally and as a nation, with our experienced and dedicated management team, our strong liquidity position, and our diversified and high-quality portfolio, we believe Broadstone Net Lease is well-positioned to weather this storm. On behalf of the entire Broadstone team, we extend our heartfelt thoughts to everyone facing challenges wrought by this pandemic.

UPDATE ON IMPACT OF COVID-19

The rapidly evolving circumstances related to the COVID-19 pandemic have resulted in deep economic uncertainty and far-reaching impacts on almost every business and industry in the country. As is the case for most, if not all, institutional landlords, a portion of our tenants have reached out to discuss potential rent relief. We have received rent relief requests from 59 of our 181 tenants, representing approximately 32.6% of our annualized base rent (“ABR”). Although the requests range in scope, the most common request is for a full or partial rent deferment for three months, with repayment over a 6- to 12-month period following the reinstatement of regular rent payments.

BNL views, evaluates, and processes these requests through the lens of four primary objectives:

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Safeguarding stockholder value. We believe that the long-term contractual cash flows from our net leases and the strength of our tenants’ credit profiles provide the foundation for stockholder value in times of uncertainty. Our objective is to preserve this value by providing relief only in select situations where there is a demonstrated need and we believe the long-term value prospect of providing a rent deferral outweighs the short-term financial burden on BNL.

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Mitigating portfolio risk by preserving or enhancing our standing and contractual rights under our leases. In situations where we do contemplate rent deferment, we ensure our contractual rights under the leases are preserved and look for opportunities to potentially create additional value through, for example, enhanced financial reporting, lease extensions, or the early exercise of a tenant renewal option.

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Working with our tenants on rent deferrals, where appropriate, to help them through the current economic disruption. We understand that the current economic disruption is creating significant operational and financial difficulties for many of our tenants. When we acquire a property and enter into a lease, we view that as the start of a long-term partnership with the tenant. We believe maintaining meaningful relationships with our tenants enhances the probability of lease renewals and historically has provided additional opportunities for growth.

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Disciplined and Rigorous Analysis and Review Process. We view each request as a unique situation and employ a rigorous credit and business analysis that focuses on, among other things, industry circumstances, a tenant’s current financial performance, liquidity position, lease structure, geographic location, and regulatory impacts on operations (e.g., stay-at-home orders, essential v. non-essential designations). Tenants requesting rent relief are required to answer certain questions and respond to a formal information request, with the aim of providing us with sufficient additional information to assess the tenant’s current financial health and liquidity and provide the appropriate context for the requested relief. Our team also enquires into whether the tenant has applied for Paycheck Protection Program loan funding under the CARES Act or other available stimulus and reminds all tenants of the potential availability of those funds.

Our response to these requests is being managed by a cross-functional group and led by our asset management, property management, and acquisition teams. Due to the limited flow of current acquisition activity, we have strategically redeployed our acquisitions team to assist with reviewing tenant requests and negotiating any agreed deferments. Our asset management, property management, and acquisition teams are divided into professionals that specialize in each of our core property types, including restaurant/retail, healthcare, and industrial/office, which provides us with dedicated, industry-specific task forces with expertise across the lifecycle of real estate investing. When combined with our executive management, legal and risk management, accounts receivable/collections, and finance teams, BNL is currently dedicating more than half of our organization to working with our tenants and navigating through this current crisis.

As it stands today, where we have agreed in principle to rent relief, it is generally for a partial rent deferment of 50% for three months that must be repaid within 6-9 months. In certain cases, we are also negotiating for lease extensions or the early exercise of a tenant renewal option in addition to the repayment of the deferred rent. BNL has not agreed to any rent forgiveness or permanent abatement and is only negotiating rent deferrals. Where we do provide rent relief, our goal is to preserve some amount of current cash flow, minimizing the amount of relief, and ensuring that the deferred rent is repaid within a reasonable period.

There are several tenants who have requested rent relief that we believe are well positioned to continue making rent payments during this period. Many of those tenants have strong balance sheets and liquidity positions, have applied for or received Paycheck Protection Program loan funding under the CARES Act, or are designated as essential and can continue to operate despite restrictions on other businesses. At this point, we have declined to agree to any rent relief in those circumstances and will seek to collect the full amount of rent that is owed to us under the terms of our leases.

We have seen the highest concentration of requests from tenants that operate in industries that are consumer facing, where the product sold or service provided takes place at a physical location that has experienced an interruption from “stay at home” or “essential business” restrictions enacted by states, local governments, or municipalities. Within our portfolio, those industries most immediately impacted are restaurants, health care facilities, and other general retail industries. In our restaurant portfolio, which generally includes quick service restaurants and casual dining, we currently have received requests from approximately 71.6% of tenants based on industry and 72.7% of tenants based on property type. At this level, requests from tenants in the restaurant industry account for approximately one-third of all requests received to date.

Based on tenant industry and ABR as of March 31, 2020, the following represents the scope of rent relief requests we have received as of April 17, 2020:

Rent Relief Requests   Portfolio Diversification % of % of  % of   #  ABR Portfolio Tenant #   ABR  Portfolio Tenant Industry  Properties  ($000s) ABR Industry ABR Properties  ($000s)  ABR Restaurants   179   33,185 11.4% 71.6%  246  46,337  15.9% Health Care Facilities   30   12,228 4.2% 27.1%  96   45,203  15.6%  Auto Parts & Equipment   25   9,555 3.3% 94.6%  31   10,103  3.5%  Specialized Consumer Services   17   6,340 2.2% 68.0%  37   9,318  3.2% Home Furnishings   2   5,185 1.8% 100.0% 5,185  1.8% Home Furnishing Retail  3,910 1.3% 32.1%  19   12,195  4.2%   Movies & Entertainment  3,125 1.1% 100.0% 3,125  1.1% Personal Products   2   2,899 1.0% 100.0% 2,899  1.0% Air Freight & Logistics   1   2,744 0.9% 42.9% 6,400  2.2%  Specialty Stores   1   2,557 0.9% 41.8%  15   6,114  2.1% Distillers & Vintners   1   2,344 0.8% 100.0% 2,344  0.8% Construction Machinery & Heavy Trucks   1   1,972 0.7% 100.0% 1,972  0.7%   Footwear  1,761 0.6% 100.0% 1,761  0.6%   Marine  1,571 0.5% 100.0% 1,571  0.5%   Life Sciences Tools & Services  1,449 0.5% 36.5% 3,973  1.4% Food Distributors   1   1,031 0.4% 8.1% 12,670  4.4% Paper Packaging   1   793 0.3% 20.1% 3,948  1.4% Commodity Chemicals   3   783 0.3% 56.3% 1,392  0.5% Automotive Retail   3   742 0.3% 37.8% 1,964  0.7%  Industrial Machinery   2   412 0.1% 7.5%  15   5,454  1.9%  Miscellaneous   ‐  ‐ ‐ ‐  138  106,618 36.7% Total   284   94,587 32.6% na  636   290,546  100.0%

Based on property type and ABR as of March 31, 2020, the following represents the scope of rent relief requests we have received as of April 17, 2020:

   Rent Relief Requests   Portfolio Diversification   % of % of  % of   #  ABR Portfolio Property #   ABR Portfolio Property Type Properties ($000s) ABR Type ABR Properties ($000s) ABR Industrial  38  36,360 12.5% 28.7%  113  126,477 43.5% Healthcare  33  13,677 4.7% 23.9%  122  57,115 19.7% Restaurant  179  33,185 11.4% 72.7%  245  45,673 15.7% Office  3  4,705 1.6% 16.5%  17  28,491 9.8% Retail  31  6,660 2.3% 23.9%  128  27,855 9.6% Other  -  - - -  11  4,935 1.7% Total  284  94,587 32.6% N/A  636  290,546 100.0%

While our teams are working diligently with tenants to quickly address requests for rent modifications, it is too early to predict precisely how all of the outstanding requests will ultimately be resolved.

Given the current crisis and economic situation, and during these unprecedented times, BNL will continue to focus on the following:

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Maintaining a Diversified Portfolio of High-Quality Properties that are Key to Tenant Operations. We believe that a highly diversified portfolio helps mitigate the risks inherent in concentrated ownership in only one or a few property types, geographies, tenants, or industries, including risks presented by the current circumstances as well as tenant bankruptcies, adverse industry trends, and economic downturns in a particular geographic area. Since inception, we have intentionally constructed a portfolio that is highly diversified by property type, geography, tenant, and industry. As of March 31, 2020, our portfolio consisted of 635 individual net leased commercial properties located in 41 U.S. states and one property located in British Columbia, Canada. Our portfolio is primarily focused in industrial, healthcare, restaurant, office, and retail property types, representing 43.5%, 19.7%, 15.7%, 9.8%, and 9.6% of ABR, respectively. As of March 31, 2020, our portfolio was leased to approximately 181 tenants operating 167 different brands across 54 different industries. Our top ten tenants represented 19.8% of our portfolio ABR as of March 31, 2020, with no single tenant representing more than 2.9%.

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Strong Liquidity Position. In order to strengthen our liquidity position and preserve our financial flexibility, we recently borrowed an additional $75 million on our senior unsecured revolving credit facility. Borrowings under the revolving credit facility are subject to interest only payments at variable rates equal to LIBOR plus a margin based on our credit rating. Based on our current investment grade credit rating from Moody’s Investors Service of Baa3, the applicable margin is 1.20%. During the first quarter we also sold 10 properties for net cash proceeds of $35.4 million and reverted that cash from 1031 exchange accounts back to our operating account, further bolstering our overall cash position. With the incremental borrowings and other liquidity-enhancing moves, BNL has enough cash on hand to cover operating expenses and interest payments on all of the REIT’s debt for the next four quarters, prior to collecting another dollar of rent after March.

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Rent Collection. As rent is the lifeblood of our company, we maintain an active and robust rent collection and monitoring process to ensure we collect every dollar owed and have redoubled our efforts due to current circumstances. During the year ended December 31, 2019, and the quarter ended March 31, 2020, we experienced greater than 99% and 98% rent collection, respectively. To date, we have collected approximately 80% of our rent for the month of April and anticipate that number will increase slightly by month’s end as we continue our collection efforts and negotiations with tenants. Of note, with respect to those tenants that have requested rent relief, we have collected $3.8 million of April rent from those tenants or approximately 48.8% of rent that is subject to a request.

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Risk Mitigation through Active Asset Management. Our asset and property management teams focus on creating value through active tenant engagement, cultivating strong relationships with our tenants, and risk monitoring and mitigation. Approximately 87.6% of our ABR is received from tenants that are required to periodically provide us with certain financial information. An additional 4.5% of our ABR is received from tenants that are public companies, and required to file financial statements with the SEC. We believe the strength of our relationships and the depth of our access to recent financial information on our tenants enhances our ability to actively monitor our investments and proactively manage our portfolio to protect stockholder value.

DISTRIBUTIONS, DETERMINED SHARE VALUE, AND CORPORATE UPDATE

Our previously declared distribution for April of $0.44 per share of our common stock and unit of membership interest in our operating company will be paid on or about May 15, 2020, to shareholders of record as of April 29, 2020. We will undertake with our board of directors a full review of our rent collection results for April, preliminary collection results for May, our outlook for collections in future months,  and the company’s overall liquidity position at the board’s regular meeting scheduled for the beginning of May. Given the economic uncertainty and rapidly evolving circumstances related to the COVID-19 pandemic and current tenant rent relief requests, we intend to evaluate all options for preserving cash and strengthening our liquidity position, which could include a temporary suspension of our monthly distribution. In addition, at the May board meeting, our board of directors will also complete its regular quarterly review and evaluation of the net asset value and determined share value of our portfolio. We will announce the board’s determination on these matters in conjunction with the release of our first quarter operating results.

As a reminder, all distributions are currently paid in cash as BNL terminated its distribution reinvestment plan effective February 10, 2020, when we also terminated our Share Redemption Program. The decision to terminate those programs was originally announced on January 10, 2020, and undertaken in connection with (a) our determination to suspend until further notice our ongoing private offering of shares of our common stock and (b) our confidential submission of a draft registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) relating to a proposed initial public offering of our common stock. If we determine to reinstate the ongoing private offering or implement new distribution reinvestment or share redemption programs, we will file a Current Report on Form 8-K with the SEC at such time and inform investors of these changes.

With the continuing disruption and volatility in the public capital markets, as we stated in our March 20th communication, now is not the time to launch an IPO. With that said, our goal is to be as prepared as possible for the time when market conditions have calmed and are more appropriate to launch an offering. Deciding whether and when to launch an IPO entails significant, long-term choices about the company’s future; decisions that we and our board of directors will undertake with the appropriate level of care, discipline, and thoroughness. We will continue to monitor the markets and will update you further as developments arise.

2020 ANNUAL MEETING

By now you should have received BNL’s notice and proxy statement for the 2020 Annual Meeting of Stockholders, which will be held on Thursday, May 7, 2020, at 4:30 p.m., Eastern Time. Due to the ongoing COVID-19 pandemic, the Annual Meeting will be conducted only as a “virtual meeting” of stockholders, which you may attend by visiting http://www.proxypush.com/BNL. This meeting will focus only on official business and will not include a formal investor presentation. The first quarter earnings release call detailed below will include a more fulsome presentation for investors.

You may use any of the following options for authorizing a proxy to vote your shares prior to the Annual Meeting:

-	by mail by completing, signing, dating, and returning the proxy card enclosed with the proxy statement mailed to you;
-	by telephone by calling 1-866-390-5372 and following the instructions; or
-	via the Internet by going to www.proxypush.com/BNL and following the on-screen instructions.

FIRST QUARTER 2020 EARNINGS RELEASE

BNL will release its operating results for the quarter ended March 31, 2020, on Thursday, May 7, 2020. We will host a conference call on Tuesday, May 12, 2020, at 12:00 p.m. ET to discuss the results. BNL shareholders and interested parties are invited to join the conference call and presentation.

To access the live webcast, please visit: https://services.choruscall.com/links/bnl200512.html. If you prefer to listen via phone, please dial: 1-888-349-0109 and request to join the Broadstone Net Lease, Inc. call. International callers may dial 1-412-542-4109, and Canadian participants may dial 1-855-669-9657.

To view a replay of the call, please visit: http://investors.bnl.broadstone.com through May 26, 2020.

CONCLUSION

The entire Broadstone Net Lease family wishes you and your family good health and safety during this difficult time. Thank you for your continued support of BNL. Our investor relations team is available to speak with you, so please let us know if there are any questions.

Kind Regards,

Chris J. Czarnecki

CEO, President, & Director

About Broadstone Net Lease, Inc.

Broadstone Net Lease, Inc. (“BNL”) is an internally-managed REIT that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We utilize an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of March 31, 2020, BNL’s diversified portfolio consisted of 635 properties in 41 U.S. states and one property in Canada across the industrial, healthcare, restaurant, office, and retail property types, with an aggregate gross asset value of approximately $4.0 billion. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, the availability of capital to finance planned growth, and BNL’s success in its deleveraging efforts. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of BNL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC on February 27, 2020. These documents, which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. BNL expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.